                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


                           VELOCITY EXPRESS ANNOUNCES
                   FISCAL 2003 THIRD QUARTER OPERATING RESULTS


                                   ----------


MINNEAPOLIS, MINNESOTA, May 14, 2003 - Velocity Express Corporation (NASDAQ:VEXP), the largest nationwide network of customized, time-critical delivery solutions, today announced financial results for the third fiscal quarter and nine months ended March 29, 2003.

     Revenue for the quarter ended March 29, 2003 totaled $76.3 million, down 6.4% from the $81.5 million reported for the prior year period. Despite the volume decline during the first two months of the quarter, exacerbated by severe winter weather and a difficult economy, the Company increased its revenue 1.7% from the preceding fiscal quarter. The Company also announced that its sales pipeline is in excess of $10 million with this new business beginning over the course of the next three months. In addition to this sizeable pipeline, the Company has been invited to bid on $58 million of new business.

     "The Company's emphasis in providing its national, multi-location customers with quality service and the ability to track and trace packages is proving to be successful and has allowed the sales force to differentiate the Company from its competitors," said Jeffry Parell, Chief Executive Officer.

     Cost of services for the quarter ended March 29, 2003 was $60.0 million, a reduction of $2.3 million or 3.7% from $62.3 million for the quarter ended March 30, 2002. The Company continues to implement its variable cost strategy and to position itself for additional improvement in its overall cost structure.

     Selling, general and administrative ("SG&A") expenses for the quarter ended March 29, 2003 were $14.0 million, or 18.4% of revenue, a reduction of $1.4 million, or 9.1%, as compared with $15.4 million, or 18.9% of revenue, for the quarter ended March 30, 2002. The decrease in SG&A for the quarter resulted from the Company's continued focus on integrating its back office functions and scaling back expenses due to the soft economy and higher energy costs.

     Interest expense for the quarter ended March 29, 2003 decreased $0.1 million to $0.7 million from $0.8 million for the quarter ended March 30, 2002 primarily as a result of lower interest rates due to the Company's use of LIBOR contracts for the majority of its borrowings under the revolving credit facility. The net loss for the quarter ended March 29, 2003 was $1.9 million, compared with $0.2 million for the corresponding period in fiscal 2002, a decline of $1.7 million. Net loss for the nine months ended March 29, 2003 was $2.5 million, compared with $11.4 million for the same period in fiscal 2002, an improvement of $8.9 million.

     The Company also reported that it had reclassified its senior credit facility that expires in January 2004, from long term to short-term debt. The Company has begun the process of renewing the credit facility with its current lender and is confident the new facility will be in place by the first quarter of 2004.


                  VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (Amounts in thousands, except par value)

                                                                                  March 29,     June 29,
                                                                                    2003          2002
                                                                                 ----------    ---------
                                                                                 (unaudited)
                                                 ASSETS

Current assets:
      Cash                                                                        $   1,421    $   2,704
      Accounts receivable, net                                                       42,609       38,816
      Accounts receivable - other                                                     1,626        1,895
      Prepaid workers' compensation and auto liability insurance                      8,634       11,939
      Other prepaid expenses                                                          1,863        1,304
      Other current assets                                                              367          552
                                                                                  ---------    ---------
          Total current assets                                                       56,520       57,210

Property and equipment, net                                                          10,063       10,970

Goodwill                                                                             42,830       42,830
Deferred financing costs, net                                                         1,954        1,916
Other assets                                                                            999          963
                                                                                  ---------    ---------
Total assets                                                                      $ 112,366    $ 113,889
                                                                                  =========    =========

                                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Trade accounts payable                                                      $  20,566    $  19,543
      Accrued insurance and claims                                                    5,245        6,084
      Accrued wages and benefits                                                      4,697        2,871
      Accrued legal and claims                                                        3,560        4,017
      Other accrued liabilities                                                       1,199        3,510
      Current portion of long-term debt                                              33,793           30
                                                                                  ---------    ---------
          Total current liabilities                                                  69,060       36,055

Long-term debt less current portion                                                   4,524       38,756
Accrued insurance and claims                                                          6,501        9,763

Shareholders' equity:
      Preferred stock, $0.004 par value, 50,000 shares authorized 13,865 and
          13,568 shares issued and outstanding at March 29, 2003 and June 29,
          2002, respectively                                                         66,777       64,480
      Preferred warrants, 1,042 outstanding at March 29, 2003 and June 29, 2002       7,600        7,600
      Common stock, $0.004 par value, 150,000 shares authorized 4,719 and 3,663 shares issued and outstanding at March 29, 2003 and June 29, 2002,
          respectively                                                                   19           15
      Stock subscription receivable                                                     (38)         (26)
      Additional paid-in-capital                                                     61,172       57,152
      Accumulated deficit                                                          (103,121)     (99,766)
      Foreign currency translation                                                     (128)        (140)
                                                                                  ---------    ---------
          Total shareholders' equity                                                 32,281       29,315
                                                                                  ---------    ---------
          Total liabilities and shareholders' equity                              $ 112,366    $ 113,889
                                                                                  =========    =========

                 VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                  (Amounts in thousands, except per share data)

                                               Three Months Ended         Nine Months Ended
                                             ----------------------    ----------------------
                                             March 29,    March 30,    March 29,    March 30,
                                                2003         2002         2003         2002
                                             ---------    ---------    ---------    ---------
Revenue                                      $  76,335    $  81,539    $ 229,294    $ 261,742
Cost of services                                60,030       62,296      178,226      203,407
                                             ---------    ---------    ---------    ---------
     Gross profit                               16,305       19,243       51,068       58,335

Operating expenses:
     Occupancy                                   3,475        3,207        9,860       10,036
     Selling, general and administrative        14,031       15,424       41,409       48,068
                                             ---------    ---------    ---------    ---------
Total operating expenses                        17,506       18,631       51,269       58,104
                                             ---------    ---------    ---------    ---------
Income (loss) from operations                   (1,201)         612         (201)         231

Other income (expense):
     Interest expense                             (679)        (838)      (2,250)     (11,785)
     Common stock warrant charge                  --           --           --         (1,020)
     Other                                          15           46          (29)       1,186
                                             ---------    ---------    ---------    ---------

Net loss                                     $  (1,865)   $    (180)   $  (2,480)   $ (11,388)
                                             =========    =========    =========    =========

Net loss applicable to common shareholders   $  (2,464)   $    (180)   $  (3,355)   $ (21,266)
                                             =========    =========    =========    =========

Basic and diluted net loss per share         $   (0.53)   $   (0.05)   $   (0.77)       (6.16)
                                             =========    =========    =========    =========

Basic and diluted weighted average number
     of common shares outstanding                4,687        3,483        4,355        3,450
                                             =========    =========    =========    =========


About Velocity Express
----------------------

     Velocity Express operates the largest nationwide network of customized, time-critical logistics solutions, and provides same-day scheduled and distribution services. The Company's services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems. Velocity Express makes over 150,000 deliveries each day, with a 98% on-time performance record, serving major customers in the health care, financial and office products segments.

     This press release includes certain "forward-looking statements" for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of Velocity Express's industry and competition. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

No earnings conference call has been scheduled.

Contact:
     Velocity Express, Minneapolis
     Wes Fredenburg, 612/492-2405
     wfredenburg@velocityexp.com
     ---------------------------
     Or
     Anreder Hirschhorn and Company
     Steven S. Anreder, 212/532-3232
     sanreder@ahscompany.com
     -----------------------